UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 -                                Regulation FD Disclosure

The Company hereby incorporates by reference into this Item 7.01 of Form 8-K the Financial Guidance Disclosures for 2009 attached as Exhibit 99.1.  This Exhibit 99.1 is being furnished to provide public disclosure of the Company’s estimates to permit preparation of financial models of the Company’s operating results for each quarter during the Company’s fiscal year ending December 31, 2009.  The Company cautions users of this information that the estimates provided in this Exhibit 99.1 are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates.  The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

Item 9.01 -                                Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit
Number	Description

99.1	Clayton Williams Energy, Inc. Financial Guidance Disclosures for 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	February 5, 2009	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	February 5, 2009	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer

EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2009

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2009.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;
(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues, expenses and minority interest related to our investment in Larclay JV.

As discussed in “Capital Expenditures”, approximately 70% of our planned 2009 exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2009.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

Year Ending December 31, 2009
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	52,000 to 56,000	47,500 to 51,500	44,000 to 48,000	42,000 to 46,000
Oil (Bbls)	8,400 to 8,600	7,375 to 7,575	6,775 to 6,975	6,375 to 6,575
Natural gas liquids (Bbls)	400 to 450	400 to 450	350 to 400	325 to 375
Total gas equivalents (Mcfe)	104,800 to 110,300	94,150 to 99,650	86,750 to 92,250	82,200 to 87,700

Differentials:
Gas (Mcf)	$(0.35) to $(0.65)	$(0.35) to $(0.65)	$(0.35) to $(0.65)	$(0.35) to $(0.65)
Oil (Bbls)	$(2.80) to $(3.40)	$(2.80) to $(3.40)	$(2.80) to $(3.40)	$(2.80) to $(3.40)
Natural gas liquids (Bbls)	$(21.00) to $(27.00)	$(21.00) to $(27.00)	$(21.00) to $(27.00)	$(21.00) to $(27.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including
production taxes)	$1.80 to $2.00	$1.90 to $2.10	$2.05 to $2.25	$2.15 to $2.35
DD&A – Oil and gas properties	$2.75 to $3.15	$2.75 to $3.15	$2.75 to $3.15	$2.75 to $3.15

Other Revenues (Expenses):
Natural gas services:
Revenues	$2,600 to $2,800	$2,600 to $2,800	$2,600 to $2,800	$2,600 to $2,800
Operating costs	$(2,300) to $(2,500)	$(2,300) to $(2,500)	$(2,300) to $(2,500)	$(2,300) to $(2,500)
Exploration costs:
Abandonments and impairments	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(250) to $(750)	$(250) to $(750)	$(250) to $(750)	$(250) to $(750)
DD&A – Other (a)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(3,850) to $(4,050)	$(3,850) to $(4,050)	$(3,350) to $(3,550)	$(3,950) to $(4,150)
Interest expense (a)	$(4,575) to $(4,775)	$(4,650) to $(4,850)	$(4,700) to $(4,900)	$(4,600) to $(4,800)
Other income (expense)	$250 to $350	$250 to $350	$250 to $350	$250 to $350

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	35%	35%	35%	35%

Weighted Average Shares Outstanding
(In thousands):
Basic and Diluted	12,100	12,100	12,100	12,100

(a)  Excludes amounts derived from Larclay JV.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2009.
	Total
	Planned
	Expenditures
	Year Ending	Percentage
	December 31, 2009	of Total
	(In thousands)

South Louisiana	$17,700	32%
Permian Basin	14,600	26%
East Texas Bossier	11,800	21%
Utah/California	7,400	13%
Austin Chalk (Trend)	2,100	4%
North Louisiana	1,900	3%
Other	500	1%
	$56,000	100%

Our planned exploration and development activities for 2009 are substantially lower than our fiscal 2008 expenditures.  Sharp declines in oil and gas prices during the past six months have reduced our cash flow from operations and have diminished the present value of our oil and gas reserves.  Both of these factors have an adverse affect on our ability to access the capital resources we need to sustain prior levels of capital spending.  Lower product prices also offer us less incentive to assume the drilling risks that are inherent in our business.  As a result, we currently plan in 2009 to defer most of our developmental drilling activities in the Permian Basin, the Austin Chalk (Trend) and North Louisiana, and to significantly reduce our exploration activities in the East Texas Bossier and South Louisiana.

Our actual expenditures during fiscal 2009 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2009.

Based on these current estimates, approximately 70% of our planned expenditures for exploration and development activities for fiscal 2009 will relate to exploratory prospects, as compared to approximately 30% in fiscal 2008.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2009.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2009
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	14,677	13,319	12,326	11,457
North Louisiana	19,644	16,077	13,565	11,457
South Louisiana	11,378	12,451	12,957	14,435
Austin Chalk (Trend)	2,145	1,961	1,858	1,727
Cotton Valley Reef Complex	5,000	4,571	4,207	3,902
Other	1,156	1,121	1,087	1,022
Total	54,000	49,500	46,000	44,000

Oil (Bbls):
Permian Basin	4,489	4,000	3,695	3,403
North Louisiana	422	341	272	217
South Louisiana	456	429	500	663
Austin Chalk (Trend)	3,055	2,639	2,343	2,127
Other	78	66	65	65
Total	8,500	7,475	6,875	6,475

Natural Gas Liquids (Bbls):
Permian Basin	166	165	153	131
Austin Chalk (Trend)	226	227	189	186
Other	33	33	33	33
Total	425	425	375	350

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to December 31, 2008.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:
	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:
1st Quarter 2009	1,180,000	$5.47	100,000	$47.35
2nd Quarter 2009	1,570,000	$5.47	290,000	$50.74
3rd Quarter 2009	1,450,000	$5.47	90,000	$53.25
4th Quarter 2009	1,350,000	$5.47	-	$-
2010	7,540,000	$6.80	-	$-
2011	6,420,000	$7.07	-	$-
	19,510,000		480,000

(a)  One MMBtu equals one Mcf at a Btu factor of 1,000.

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.